UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 7, 2011

KENNEDY-WILSON HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33824	26-0508760
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9701 Wilshire Blvd., Suite 700 Beverly Hills, California	90212
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 887-6400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	REGULATION FD DISCLOSURE

On April 7, 2011, Kennedy-Wilson Holdings, Inc., (the “Company”) issued a press release announcing the pricing of the previously announced offering of an additional $50 million of its 8.750% senior notes due 2019 (the “Additional Notes”) by Kennedy-Wilson, Inc., a wholly-owned subsidiary of the Company (the “Issuer”). The Issuer intends to use the net proceeds from the offering of the Additional Notes for general corporate purposes, including future acquisitions and investments. The Additional Notes will be unsecured and guaranteed by the Company and certain of its subsidiaries. A copy of the press release is furnished as Exhibit 99.1 to this report.

The Additional Notes have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Additional Notes in any state or foreign jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or foreign jurisdiction.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

99.1	Press Release dated April 7, 2011 issued by Kennedy-Wilson Holdings, Inc.

The information included in this Current Report on Form 8-K (including the exhibit hereto) under this Item 7.01 is being “furnished” and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of Section 18, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing. This Current Report on Form 8-K (including the exhibit hereto) will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENNEDY-WILSON HOLDINGS, INC.

By:	/S/ FREEMAN A. LYLE
Freeman A. Lyle
Chief Financial Officer

Date: April 7, 2011

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated April 7, 2011 issued by Kennedy-Wilson Holdings, Inc.

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